Lender Update

April 14, 2015

This presentation is not an offer or solicitation of an offer to buy or sell any securities. This presentation contains information from third parties that Ocwen believes is accurate and may be helpful to understanding Ocwen's business. Ocwen has not independently verified any such information and no representation or warranty, express or implied, is made with respect to the information contained in this presentation or presented orally to attendees.

FORWARD-LOOKING STATEMENTS:

Our presentation contains certain forward-looking statements as defined under the federal securities laws. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology, and include pro forma financial information presented solely for illustrative purposes. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen's reports and filings with the SEC, including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on August 18, 2014) and its quarterly report on Form 10-Q for the quarter ended September 30, 2014 (filed with the SEC on October 31, 2014). Anyone wishing to understand Ocwen's business should review its SEC filings. Ocwen's forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

NON-GAAP FINANCIAL MEASURES:

Our presentation contains certain non-GAAP financial measures, such as our references to normalized pre-tax income and normalized operating cash flow. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen's reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information may be found on Ocwen's website.

2014 PRELIMINARY RESULTS:

This presentation includes preliminary results for our fiscal year ended December 31, 2014. The financial information for fiscal year 2014 is preliminary and subject to the Company finalizing its closing procedures and annual audit by the Company's independent registered public accounting firm. As such, the fiscal year 2014 results are subject to revision until the Company files its annual report on Form 10-K for its fiscal year 2014, and the Company's final results may differ materially from the preliminary results presented herein. In particular, the preliminary financial results presented herein include the potential impact of the Company fully reserving its deferred tax asset, which would result in a corresponding loss of approximately $77 million, as Ocwen continues to prepare information related to its ability to operate as a going concern and to provide such information to the auditors for the purposes of their audit of the Company's financial statements for the year ended December 31, 2014.

Executive Summary

Credit Thesis

1. Company expects to be profitable in 2015 and beyond
2. Projected substantial deleveraging of approximately $840 million as a result of projected asset sale proceeds and cash from operations in 2015 [(a)]
3. Track record of generating substantial cash flow from operations expected to continue in 2015 and beyond
4. Well capitalized non-bank mortgage servicer that meets all current and proposed capital standards
5. Proven leader in homeownership preservation through loan modifications and lending to seniors; leader in the U.S. Treasury Home Affordable Modification Program servicing 20% of all HAMP modifications
6. Framework in place for building strong 'bank-like' corporate governance, risk and compliance management systems
7. Experienced Board and Management team with proven track record and commitment to customer service and compliance
8. Leader in Reverse Mortgage lending and building a strong foundation for forward mortgage and alternative lending

a) Asset sales are subject to final contract terms, certain consents and closing conditions. While some asset sales have been announced and are under contract, some have yet to be finalized and are still subject to contract negotiations and certain closing conditions, including GSE and FHFA approvals. As such, proceed / gain amounts are still subject to change

Positive 2015 Outlook

1. Continue to generate strong operating free cash flow

2. Continue to demonstrate progress on corporate governance, risk and compliance management systems

3. Continue to refocus servicing business to improve operating margins and reduce interest rate risk

4. Reduce leverage and improve corporate and servicer ratings
   - No current plans to repurchase common stock

5. Continue to build profitable lending platform

Improve confidence, profitability and position for the future

Update on Preliminary Unaudited 2014 Results

In 2014, the Company generated $353M in operating cash flow on a reported basis and $474M of operating cash flow after normalization items

2014 Preliminary Results

- Servicing revenue up 5% driven by higher average UPB and change in mix
- Lending revenue slightly down 1% on lower volume
- The $728M in 2014 pre-tax normalization items include the impacts of the non-cash goodwill impairment ($420M), one-time legal settlements ($186M), MSR fair value changes ($72M), and other non-recurring costs primarily related to transition and transaction-related activities ($49M)
- Normalized pre-tax income declined in 2014 due to higher legal, risk, compliance and monitor expenses along with $127M of expenses related to recovery of advances and certain other servicing expenses
- The $353M in operating cash flow would increase to $474M after adjusting for the cash payments related to the NMS and NYDFS settlements ($217M), offset by $96M of net cash flow benefits related to changes in the balances of advances and loans held for sale

($ Millions)	Total 2014	Total 2013	Variance
Servicing Revenue	$ 1,985	$ 1,896	$ 89
Lending Revenue	119	121	(2)
Other Revenues	7	22	(15)
Total Revenue	**$ 2,111**	**$ 2,039**	**$ 72**
Reported Pre-Tax Income	$ (443)	$ 352	$ (795)
Normalization Items	728	198	530
Normalized Pre-Tax Income	**$ 285**	**$ 550**	**$ (265)**
Operating Cash Flow	$ 353	$ 884	$ (531)
Normalization Items	121	(16)	137
Normalized Adjusted Operating Cash Flow	**$ 474**	**$ 868**	**$ (394)**

2014 remains subject to final audit adjustments

Announced Asset Sales

($ in millions)

Asset	Buyer	Status	Expected / Estimated Proceeds	Gain	Sale Date	Transfer Date
MSRs on $10B of UPB (FHLMC)	Nationstar	Contract	$100		3/31	4/16
MSRs on $45B of UPB (FNMA)	Undisclosed	LOI	$460		6/1	50% on 6/1; Remainder by 8/1
MSRs on $10B of UPB (FHLMC)	Walter	LOI	$85		4/30	6/16
MSRs on $25B of UPB (FNMA & FHLMC)	Nationstar	LOI	$235		TBD	TBD
		Total	**$880**	**$186**		

Company also considering the sale of non-performing MSRs with potential sale proceeds of over $100 million. These sales likely will result in recognized losses including settlements of estimated future losses.

Note: Asset sales are subject to final contract terms, certain consents and closing conditions. While some asset sales have been announced and are under contract, some have yet to be finalized and are still subject to contract negotiations and certain closing conditions, including GSE and FHFA approvals. As such, proceed / gain amounts are still subject to change

12/31/2014 Unaudited Pro Forma Balance Sheet Accounting for Announced 2015 Asset Sales

OCWEN

2014 Balance Sheet ($ in Millions)	Actual 12/31/2014	Asset Sale Proceeds (1)	Term Loan Payments (2)	Pro Forma 12/31/2014
Cash	$ 129	$ 880	$ (840)	$ 169
Loans Held for Investment, Liberty	1,550			1,550
Loans held for resale, at fair value	489	-		489
Advances	894			894
Match funded servicing advances	2,409			2,409
Mortgage servicing rights	1,914	(694)		1,220
Receivables, net	271			271
Premises and equipment, net	43			43
Other assets	491			491
Assets	**$ 8,190**	**$ 186**	**$ (840)**	**$ 7,536**
Match funded servicing advance liabilities (3)	$ 2,090			$ 2,090
Senior Secured Term Loan	1,277		(840)	437
Other lines of credit and borrowings	456			456
Lines of credit and other borrowings	1,734	-	(840)	894
MSRs pledged with HLSS	614			614
Loans pledged to Investors - Reverse Lending (3)	1,444			1,444
Other financing liabilities	200			200
Total Financing Liabilities	2,259	-	-	2,259
Debt Securities	350			350
Other liabilities	794			794
Liabilities	**$ 7,226**	**$ -**	**$ (840)**	**$ 6,386**
Total Parent stockholders' equity	**$ 964**	**$ 186**	**$ -**	**$ 1,150**

(1) Stockholder's equity gain has not been tax-effected and is for illustrative purposes only
(2) Amount represents the budgeted term loan paydown for 2015
(3) Amounts represent non-recourse match-funded liabilities

Note: Asset sales are subject to final contract terms, certain consents and closing conditions. While some asset sales have been announced and are under contract, some have yet to be finalized and are still subject to contract negotiations and certain closing conditions, including GSE and FHFA approvals. As such, proceed / gain amounts are still subject to change

Recent Company Accomplishments

The Company has made significant progress strengthening its operations and capital structure

1. Recently amended key agreements with Home Loan Servicing Solutions, Ltd. ("HLSS"), which extend and strengthen the HLSS / Ocwen relationship while preserving existing economics
   - Extends the term during which Ocwen is entitled to be the named servicer on loans for which Rights to MSRs have been sold to HLSS for two additional years or until April 30, 2020, whichever is earlier
   - Provides that such extension will not apply with respect to any servicing agreement that, as of the date that it was scheduled to terminate under the Original Agreements, is affected by an uncured Termination Event (as defined in the Sale Supplements) due to a downgrade of Ocwen's servicer rating to "Below Average" or lower by S&P or to "SQ4" or lower by Moody's
   - Imposes a two year standstill (until April 6, 2017 and subject to certain conditions) on the rights of the HLSS Parties to replace Ocwen as named servicer
   - A monetization of the clean-up calls associated with HLSS, which help secure execution of the clean-up call rights and provide certainty of value
2. Asset sales at meaningful gains [(a)]
   - Projected proceeds of approximately $880 million in 2015
   - Total projected paydown of Senior Secured Term Loan ("SSTL") of approximately $840 million in 2015 from asset sale proceeds and cash from operations, reducing total debt / equity from industry-low 1.8x to below 1.0x
3. Funding
   - Secured commitment to extend and refinance $400 million OFSART facility
   - Obtained $225 million of new warehouse financing if existing warehouse lenders do not renew
   - Obtained a commitment from an existing lender to extend the maturity dates of two loan origination participation agreements totaling $200 million to April 30, 2016

a) Asset sales are subject to final contract terms, certain consents and closing conditions. While some asset sales have been announced and are under contract, some have yet to be finalized and are still subject to contract negotiations and certain closing conditions, including GSE and FHFA approvals. As such, proceed / gain amounts are still subject to change

Debt Overview

OCWEN

The Company has proactively worked with existing and new lenders to resolve significant amounts of maturity / rollover risk

($ in millions)		Facility Size	Usage	Commitment Update
Servicing Advance Facilities	OFSART - BofA	$ 450	$ 373	Back stop commitment in place
	OSART - Barclays	125	59	
	Subtotal	575	432	
	OMART - Credit Suisse	600	553	Amortization begins in November 2015 for OMART, though Company has already received preliminary indications from multiple banks of a willingness to extend / refinance
	OMART - Morgan Stanley	600	553	
	OMART - RBS	600	553	
	OMART	1,800	1,658	
Lending Warehouse Lines	WH HRI	550	352	
	WH LHES	135	77	
	WH OLS	201	32	
	Warehouse lines	886	460	$425M in commitments / back up facilities
Corporate Debt	Senior unsecured notes	350	350	Matures May 2019
	OASIS	111	111	Match funded and full recourse
	Senior secured term loan	1,277	1,277	Leverage covenant amended in March
	Corporate debt	1,739	1,739	
	Total	**$ 5,000**	**$ 4,289**	

Regulatory Compliance Update

Update on current regulatory and compliance landscape

- The Company continues to work closely with all regulators, including the Consumer Financial Protection Bureau and State regulators, on enhancing its risk and compliance management systems and remediating any identified deficiencies
- Currently unaware of any significant unresolved issues with state agencies and not aware of, nor anticipating any, material fines, penalties or settlements
- Not aware of any pending or threatened actions to suspend or revoke any state licenses

National Mortgage Settlement

- The company has cooperated fully with investigations by both the National Monitor and the counterparties to the Settlement into compliance with the National Settlement
- Although we do not have the final results of the retesting of certain 2014 metrics by the National Monitor, we do expect that, similar to many other Servicers in 2014, we will have metrics that will require remediation through corrective action plans as defined by the settlement
- The Company believes it has made progress in improving its internal testing and compliance monitoring of the National Mortgage Settlement requirements

Discussions with Regulators and GSEs

- The Company continues to have frequent and transparent communications with state and federal regulators, Attorneys General, GSEs, FHFA, Ginnie Mae, The Office of Mortgage Settlement and US Treasury
- To date, all counterparties have been constructive and supportive of the Company's goals and efforts, but there is no guarantee that they will remain supportive

The Company is subject to supervision by the CFPB. Applicable law and regulations prohibit us from public disclosures regarding any open or pending regulatory CFPB reviews or examinations.

Current Status of 2014 Audit

OCWEN

The Company continues to work with its independent auditor regarding the Company's ability to continue as a going concern under Generally Accepted Auditing Standards (GAAS) but requires more time to provide information to its auditor

- The audit of the financial results is substantially complete, however, as previously publicly announced, the Company requires additional time to prepare information for its auditor related to Ocwen's ability to continue as a going concern
- The Company has been proactive and diligent in addressing our auditor's concerns:
  - Provided information demonstrating its ability to remain covenant-compliant in a variety of potential downside scenarios
  - Obtained future funding commitments ahead of certain 2015 maturities with existing and new lenders
  - Settled known material regulatory issues and is not aware of nor anticipating any material fines, penalties or settlements
  - Executed an amendment with HLSS to further stabilize the Company
- Despite the Company's numerous positive developments over the past several months, our auditor still has questions about Ocwen's ability to continue to operate as a going concern under GAAS, including:
  - Ocwen's residential servicer rating is on 'negative' watch from two of the three primary rating agencies - a servicer rating downgrade could invalidate certain lending commitments and could lead to other unanticipated consequences with GSE's and other parties
- Given our auditor's concerns as summarized above, and despite the plans we have and continue to put in place, Ocwen may not be able to file its 2014 financial statements in the near term without an explanatory paragraph with respect to the Company's ability to continue as a going concern

Summary

1. Continue to generate strong operating free cash flow
2. Continue to demonstrate progress on corporate governance, risk and compliance management systems
3. Continue to refocus servicing business to improve operating margins and reduce interest rate risk
4. Reduce leverage and improve corporate and servicer ratings
   - No current plans to repurchase common stock
5. Continue to build profitable lending platform

Improve confidence, profitability and position for the future

Appendix

2014 Preliminary Unaudited Financials: Balance Sheet

2014 Balance Sheet ($ in Millions)	12/31/2014	
Cash	$	129
Loans Held for Investment, Liberty		1,550
Loans held for resale, at fair value		489
Advances		894
Match funded servicing advances		2,409
Mortgage servicing rights		1,914
Receivables, net		271
Premises and equipment, net		43
Other assets		491
Assets	**$**	**8,190**
Match funded servicing advance liabilities [1]	$	2,090
Senior Secured Term Loan		1,277
Other lines of credit and borrowings		456
Lines of credit and other borrowings		1,734
MSRs pledged with HLSS		614
Loans pledged to investors - reverse lending [1]		1,444
Other financing liabilities		200
Total Financing Liabilities		2,259
Debt Securities		350
Other liabilities		794
Liabilities	**$**	**7,226**
Total Parent stockholders' equity	**$**	**964**

(1) Amounts represent non-recourse match-funded liabilities

2014 Preliminary Unaudited Financials: Income Statement

2014 Income Statement ($ in Millions)	Total 2014
Servicing and subservicing fees	$ 1,894
Gain (loss) on loans held for sale, net	134
Other revenues	83
Revenue	**2,111**
Compensation and benefits	416
Amortization	250
Servicing and origination	203
Technology and communications	167
Professional services	327
Occupancy and equipment	109
Other operating expenses	563
Operating Expense	**2,035**
Other Oncome (including Net Interest)	**(519)**
Pre-Tax Income	**(443)**
Income tax expense (benefit)	103
Net Income (Loss)	**$ (546)**

2014 Preliminary Unaudited Financials: Cash Flow Statement

2014 Cash Flow Statement ($ in Millions)	Total 2014	
Net Income	$	(546)
Amortization of mortgage servicing rights		250
Depreciation		22
(Gain) loss on sale of loans & MSR fair value changes		(112)
Loans held for resale, net		(85)
Decrease in advances and match funded advances		292
Goodwill impairment loss		420
DFS settlement		-
Other (including DTA valuation allowance)		111
Net Cash Provided by Operating Activities	**$**	**353**
Acquisition of ResCap Servicing Operations		(54)
Sale (Acquisition) of advances		(146)
Sale (Purchase) of mortgage servicing rights, net		(22)
Proceeds -- loans held for investment, Liberty		(731)
Acquisition of premises and equipment, net		(11)
Other		7
Net Cash (used) by Investing Activities	**$**	**(958)**
(Repayment of) proceeds from match funded liabilities		(275)
OASIS Notes Issuance		124
Senior Unsecured Notes Issuance		350
Other secured borrowings, net		(132)
Proceeds from sale of loans accounted for as a financing		783
Proceeds from sale of advances accounted for as a financing		89
Stock Repurchase		(382)
Debt Issuance Costs		(7)
Other		7
Net Cash Provided by Financing Activities	**$**	**557**
Net Increase (Decrease) in Cash	**$**	**(49)**
Beginning of Period Cash Balance	**$**	**179**
End of Period Cash Balance	**$**	**129**

Normalized Pre-Tax Income Summary

Normalized Pre-Tax Income Summary ($ in Millions)	Total 2014	Total 2013
GAAP Income Before Income Taxes	**$ (443)**	**$ 353**
Transition and Transaction Related	42	157
Legal/Settlement Expense	186	60
Goodwill Impairment	420	-
Discontinued/Sold Operations	-	(7)
Funding Related Expenses	1	35
MSR-Related FV Change	72	(48)
Other	7	-
Total Normalization Items	**$ 728**	**$ 198**
Normalized Income Before Taxes	**$ 285**	**$ 550**

Consolidated Statement of Cash Flows – Normalized Adjusted Cash Flow from Operations Calculation

Adjusted Cash Flow from Operations Calculation ($ in Millions)	Total 2014	Total 2013
Cash Provided by Operating Activities (A)	**$ 353**	**$ 884**
Decrease in Advances and Match Funded Advances (B)	292	295
Funding Efficiency (C)	62%	77%
Reduction of Match Funded Liabilities (D=B*C)	181	225
Adjusted Cash Flow from Operations (A-D)	**$ 172**	**$ 659**
Payment for NMS/DFS Settlement (E)	217	-
LHFS Adjustments (F)	85	209
Normalized Adjusted Cash Flow From Operations (A-D) + (E) + (F)	**$ 474**	**$ 868**